Exhibit 99.2

BILL PASS Corporate Secretary Acting Chairman of 2007 AGM

FORMAL PROCEEDINGS Meeting Notice and Quorum Minute Approval Election of Directors Appointment of Auditors

Ann Carpenter President & Chief Operating Officer

US Gold – Like No Other Heart of the Cortez Trend & Beyond Experienced Exploration Team Strong Treasury Strong Budget Outpacing the competition!

US Gold (pre-merger)

CONSOLIDATION!

MILESTONES Consolidated Land Package Priority Areas with Permits Upgraded Exploration Talented Team to Deliver the

Tonkin Complex Gold Bar Complex Limousine Complex

US Gold's Top Priorities

Outpacing The Competition 5 Drill Rigs 24/7 Heart of the Cortez Trend Unique Partnerships

Curt Everson, VP Exploration Eric Saderholm, VP Project Development Steve Brown, Senior Geologist and Manager Gold Discovered: +50 million Oz Experience: over +120 years World Class Exploration Team

Curt Everson VP Exploration

US Gold – Why Nevada? 25% of world class gold deposits 4th largest producer of gold 2006 ... 6.3 million ounces Significant exploration investment Geopolitical stability

Nevada Gold Production Years millions of ounces 2000 1980 1900 1920 1940 1960 1840 1860 1880 0 10 12 2 8 4 6

Nevada’s Discovery Rate 0 10 20 30 40 50 millions of ounces 1960 1965 1970 1975 1980 1985 1990 1995 2000 year discovered Other Districts Independence Trend Getchell Trend Battle Mountain Trend Carlin Trend

What Leads To Discovery? Excellent Land Package Experienced Geologists Adequate, Consistent Funding Long Term Patience Discovery Hole

What is a Discovery Hole? “A significant interval of mineralization that helps lead us towards the discovery of an economic deposit”

Rodeo Creek - 55’ @ 0.066 opt Twin Creeks - 30’ @ 0.028 opt Cortez Hills - 15’ @ 0.12 opt Pipeline -100’ @ 0.1 opt Cove - 110’ @ 0.024 opt Marigold -70’ @ 0.070 opt

US Gold Priority Project Tonkin Complex Gold Bar Complex Limousine Butte Complex

US Gold Discovery Holes Twin Peaks 110’ @ 0.026 opt NE Rooster 296’ @ 0.028 opt SE Gold Bar – 125’ @ 0.055 opt Cabin Creek 115’ @ 0.07 opt Limousine Butte 150’ @ 0.041 opt 60’ @ 0.249 opt

Limousine Butte Project Limousine Butte Complex

Limousine Butte

Explanation Limousine Butte Project Resurrection Ridge Project Alluvium Shales Dolomite Volcanics Jasperoid Potential Mineralized Areas fault SE NW LIM-48 Lim-40 RRCO4-7 Gold Mineralization >0.010 opt High-Grade 100’ @ 0.041 opt Au 500 feet A A’ 7100’ - 6900’ - 6700’ - 6500’ - 6300’ - 150’@ 0.041 opt Au 60’@ 0.249 opt Au

Eric Saderholm VP Project Development

Tonkin Complex Fye-Twin Peaks T-Flex McRoidhen Mine Corridor Tweed Keystone

Keystone Massive Sulfide Sample 23.8 opt Ag 28.1% Pb 25.2 Zn 10.3% Cu $2,233/ton Scale = 1889 $20 gold coin

Keystone Rooster McRoidhen T-Flex Tweed Tonkin Complex 2007 Primary Gold Targets

Gold Bar Complex East Gold Bar SE Gold Bar 125’ @ 0.055 opt Cabin Creek 115’ @ 0.070 opt

East Gold Bar - Gold Deposits Lower Plate Mineralizing Structures Shallow Drilling Untested Deeper Feeders Gold Resource Present Lower Plate rocks Upper Plate rocks Tertiary volcanics fault 1000 meters

US * GOLD Creating Nevada’s Premier Exploration Company! 2007 AGM UXG TSX

Bill Pass Chief Financial Officer

Balance Sheet Dec. 31,0 6 Mar. 31, 07 Cash $51 $49 Working Capital $48 $40 Total Assets $59 $419 Debt Nil Nil Shareholders Equity $52 $289 *All figures - Millions

Statement of Opeartions Dec. 31, 06 Mar. 31, 07 G & A $4 $1 Exploration $9 $7 Acquisition Expense $7 $0.5 Derivative Expense $52 $ - Other - Net $1 $0.5 Net [Loss] $[73] $[9] [Loss] Per Share $[1.80] $[0.17] *All figures - Millions

Share Capital Dec. 31, 06 Mar. 31, 07 Common Shares 50 50 Exchangeable Shares-38 Total 50 88 Fully Diluted Shares 61 109 *All figures - Millions

Rob McEwen Chairman & Chief Executive Officer US * GOLD

Gold is Money

Ultimate Currency

Gold Bull - 3 Steps 2500 1 2000 1500 1000 500 $250 - $440 USA Audience 300 Million 2000 2002 2004 2006 2008 2010 Gold Price (US $).

Gold VS Major Currencies 2001-2004 2001-Present* U.S. Dollar 67% 158% £ 25% 78% S.A. Rand 25% 131% Swiss 15% 87% AUS 18% 72% Euro 7% 63% *As of May 22, 2007

Gold Bull - 3 Steps 2500 2 2000 1500 1000 $440-$850 World Audience 2000 2002 2004 2006 2008 2010 500 0 6 Billion Gold Price (US $)

Gold Bull - 3 Steps 2500 3 2000 +$850 1500 Significantly Higher 1000 500 0 2000 2002 2004 2006 2008 2010 Gold Price (US $)

Supply of Gold Gold Production Hedging Production Cost

Demand for Gold Gold ETFs Analysts’ Gold Price New Investors’ Buying

Big, New Demand 4 Gold ETFs 19 Million Oz. $12 Billion* * Exchangetraded gold.com May 22,2007

Gold Price: How High? $41-$850/oz. 20x 600 150- 0 1972 1973 1974 1975 1976 1977 1978 1979 1980 Gold Price (US$/oz) 900 750 600 450 300 150 0

Gold Price: How High? $250-$5000/oz. 5000 4000 3000 20 x $250 2000 1000 250 2000 2002 2004 2006 2008 2010 Gold Price (US$/oz)

DOW vs Gold Ratio 40 30 20 10 0 Jul 16, 1999 18 oz Nov 26, 1966 Aug 30, 1929 Jun 05, 2007 1900 1925 1950 1975 2000 Aug 7,1896 Aug 8,1932 Jan 18, 1980 # of Gold oz. to Buy Dow

Gold - What is Possible? $2,200 inflation adj. $850 $2,500 [1929-39] 2:1 DJIA/Gold $6,250 1966-80 2:1 DJIA/Gold

What to Buy, Bullion or Shares? 2.400 2300% 1929-1939 1966-1980 1999-Present* *June 05, 2007 DOW Gold HM XAU Percentage Increase -61% 69% 485% 8% 2300% 506% 21% 160% 137%

Share Performance 1996 - Present Barrick +4% Newmont -17% Kinross -47% XAU +8% GOLD +63% Goldcorp +653% Meridian +460% Agnico +155% Nova Gold +1580% Gabriel +1003% US Gold Post McEwen +1381% US Gold +348%

Creating Nevada’s Premier Exploration Company! WHITE KNIGHT RESOURCES INC. NEVADA PACIFIC GOLD LTD. TONE RESOURCES LTD

Cortez Burger 33MM oz. US Gold US Gold JV Barrick Barrick JV Newmont JV Major Gold Discovery 0 12 24 Miles

Corporate Goals Management Done Done Treasury Exploration Done Done Big Discovery

Pre-Consolidation Cortez Trend US Gold US Gold Takeover Barrick Barrick JV Newmont JV 0 12 24 Miles 36 Sq. Miles

US Gold US Gold JV Barrick Barrick JV Newmont JV 0 12 24 Miles Post-Consolidation Cortez Trend BARRICK #1 in the World $26.5 BILLION! 170 Sq. Miles NEWMONT in the #2 World $18 BILLION!

US Gold Hires All-Star Team 120 yrs. in Nevada 50 MM Oz. Discovered

New Listing Bigger Audience! 2005 OTC-BB 2006 & TSX

Daily Share Trading Volume $ USD MM. 2.5 2.0 1.5 1.0 0.5 0 2X More Than Others Combined US Gold Victoria Atna Midway Metal lic Staccato NewWest * During past year

US*GOLD Right Time, Right Place, Right Trend! PRESS RELEASE U.S. GOLD CORPORATION  $75 Million Financing Oversubscribed! 3 Year Aggressive Exploration Program For Immediate Release Lakewood, Colorado (February 8, 2006) - - U.S. Gold Corporation is pleased to announce that its previously-announced private placement of US$50.4 million has been increased by reason of an over-allotment to 16,700.000 subscription receipts (the “Subscription Receipts”) for aggregate proceeds of up to US$75.15 million.  The Subscription Receipts will be sold at a price of US$4.50 per Subscription Receipt.

Cash in Bank 60 50 40 30 20 10 0 2 Years Aggressive Exploration! US Gold Metallic Atna NewWest Victoria Midway Staccato *As of March 31, 2007 Net Cash USD MM.